EXHIBIT 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of August 1, 2019, is entered into between Glacial Lakes Energy, LLC, a South Dakota limited liability company (“Buyer”) and Thomas H. Lee Partners, L.P. (“THL”) and certain funds affiliated with THL set forth on the signature pages hereto (collectively, the “Members”).

WHEREAS, concurrently with the execution of this Agreement, Buyer, ABE South Dakota, LLC (“Seller”), and Advanced BioEnergy, LLC, a Delaware limited liability company (“Parent”) are entering an Asset Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Asset Purchase Agreement”), pursuant to which Buyer will acquire certain assets of Seller as set forth therein;

WHEREAS, as of the date hereof, the Members are the beneficial owners of the Units of Parent (the “Units”) in the amounts set forth on Schedule A attached hereto.  The Units beneficially owned by the Members on the date hereof as reflected on Schedule A are referred to as the “Existing Units” and, collectively, with any and all Units the Member subsequently acquires beneficial ownership of, the “Covered Units”;

WHEREAS, the Members have reviewed the Asset Purchase Agreement and such other materials as the Members deem necessary or appropriate; and

WHEREAS, as a condition and inducement to Buyer entering into the Asset Purchase Agreement, Buyer has required that the Members agree, and the Members have agreed, to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Defined Terms

. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

Other Definitions

. For purposes of this Agreement:

(a)“beneficial ownership” by a Person of any securities means ownership, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, where such Person has or shares with another Person (i) voting power which includes the power to vote, or to direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately

4811-9223-8492\1

or only after the passage of time, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficially own” and “beneficially owned” shall have a correlative meaning.

(b)“Permitted Transfer” means a Transfer of Covered Units by a Member to any Affiliate if the transferee of such Covered Units evidences in a writing reasonably satisfactory to Buyer such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Member.

(c)“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, hypothecation, encumbrance or disposition.

(d)“Voting Period” means the period from and including the date of this Agreement through and including the earliest of: (i) the Closing Date; (ii) the date on which the Asset Purchase Agreement is terminated in accordance with its terms; (iii) the date on which an Adverse Recommendation Change is made by the Parent Board; or (iv) the date on which this Agreement is terminated by the mutual written agreement of the Members and Buyer.

ARTICLE II

VOTING

Agreement to Vote

. Each Member hereby irrevocably and unconditionally agrees that, during the Voting Period, at the Members’ Meeting, and at any other meeting of the members of Parent, however called, including any adjournment or postponement thereof, such Member shall, in each case to the fullest extent that the Covered Units are entitled to be voted thereon, or in any other circumstance in which the vote, consent or other approval of the members of Parent is sought, (a) appear at each such meeting or otherwise cause the Covered Units beneficially owned by such Member as of the applicable record date to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of such Member’s Covered Units as of the applicable record date:

(i)in favor of the transactions contemplated by the Asset Purchase Agreement, and any other actions related thereto submitted to a member vote pursuant to the Asset Purchase Agreement or in furtherance of the transactions contemplated thereby;

(ii) against any resolution, action, agreement or proposal that would or would be reasonably expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or Seller contained in the Asset Purchase Agreement, or of any Member contained in this Agreement;

(iii) against any Takeover Proposal other than with Buyer; and

4811-9223-8492\1

(iv)against any other resolution, action, agreement, proposal or transaction involving Parent, Seller or the Business that would or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purpose of or adversely affect the transactions contemplated by the Asset Purchase Agreement, the Transaction Documents or this Agreement or the performance by Parent or Seller of their obligations under the Asset Purchase Agreement or by any Member of its or his obligations under this Agreement;

provided, however, that notwithstanding the foregoing, in the event that there is any amendment to the Asset Purchase Agreement which (x) reduces or changes the form of the consideration payable thereunder, (y) changes the payment terms of the consideration payable thereunder in any respect adverse to the holders of the Covered Units or (z) effects any change that is materially adverse to the holders of the Covered Units, the Member shall have no obligation to vote any of the Covered Units in accordance with this Section 2.1 in favor of the transactions contemplated by the Asset Purchase Agreement or with respect to the Asset Purchase Agreement as so amended or take any other action under this Article 2.

No Inconsistent Agreements

. Each Member hereby represents, covenants and agrees that, except for this Agreement, such Member (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement, voting trust, voting pooling or similar arrangement with respect to the right to vote, call meetings of members or give consents or approval of any kind with respect to any Covered Units and (b) has not granted and shall not grant at any time while this Agreement remains in effect, a proxy, consent, power of attorney or other right to vote with respect to any Covered Units (other than as contemplated by Section 2.1).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Members

. Each Member hereby represents and warrants to Buyer as follows:

(a)Authorization; Validity of Agreement; Necessary Action. The Member has the requisite capacity and power and authority to execute and deliver this Agreement, to perform its or his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Member of this Agreement and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Member and no other actions or proceedings on the part of the Member or any equity holder thereof or any other Person are necessary to authorize the execution and delivery by or him of this Agreement, the performance by or him of its or his obligations hereunder or the consummation by it or him of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Member and, assuming this Agreement constitutes a valid and binding obligation of Buyer, Parent and the other Members, constitutes a legal, valid and binding obligation of the Member, enforceable against it or him in accordance with its or his terms, except to the extent that enforceability thereof may be limited by

4811-9223-8492\1

bankruptcy, insolvency, reorganization and other similar applicable Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)Ownership. The Member’s Existing Units are, and all of the Covered Units of the Member will be through the last day of the Voting Period and on the Closing Date (except to the extent any such Covered Units are Transferred after the date hereof pursuant to a Permitted Transfer), beneficially owned by the Member. The Member has good and marketable title to the Member’s Existing Units, free and clear of any Liens other than pursuant to applicable securities laws and the terms of this Agreement. As of the date hereof, the Member’s Existing Units constitute all of the Units beneficially owned or owned of record by the Member. The Member has, and will have through the last day of the Voting Period and on the Closing Date, the sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Member’s Covered Units.

(c)No Violation. The execution and delivery of this Agreement by the Member does not, and the performance by the Member of its or his obligations under this Agreement will not conflict with or violate any Legal Requirement, ordinance or regulation of any Governmental Authority applicable to the Member or by which any of its or his assets or properties is bound, other than violations that would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance of the Member of its obligations under this Agreement.

(d)Reliance by Buyer. The Member has reviewed and understands the terms of the Asset Purchase Agreement.  Furthermore, the Member understands and acknowledges that Buyer has entered into the Asset Purchase Agreement in reliance upon such Member’s execution and delivery of this Agreement.

Representations and Warranties of Buyer

. Buyer hereby represents and warrants to the Members as follows:

(a)Authorization; Validity of Agreement; Necessary Action. Buyer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar applicable Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)No Violation. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations under this Agreement will not conflict with or violate any Legal Requirement, ordinance or regulation of any Governmental Authority applicable to Buyer or by which any of its assets or properties is bound, other than violations that would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance of the Buyer of its obligations under this Agreement.

4811-9223-8492\1

ARTICLE IV

OTHER COVENANTS

Prohibition on Transfers, Other Actions

. Each Member hereby agrees not to: (a) during the Voting Period, offer to Transfer, Transfer or consent to Transfer any of the Covered Units of such Member or any interest therein, unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with such Member’s covenants and obligations under this Agreement; or (c) take any action that would restrict such Member’s legal power, authority and right to comply with and perform its or his covenants and obligations under this Agreement or make any of its or his representations or warranties contained in this Agreement untrue or incorrect in any material respect.

Stock Dividends, etc

. In the event of a stock split, dividend or distribution, or any change in the Units by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of Units or the like, the terms “Existing Units” and “Covered Units” shall be deemed to refer to and include such Units as well as all such stock dividends and distributions and any securities into which or for which any or all of such Units may be changed or exchanged or which are received in such transaction.

No Solicitation

. Prior to Closing, none of the Members shall, and each Member shall not permit and will instruct and use its reasonable best efforts to cause its Representatives not to, (a) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal; (b) provide any non-public information concerning the Members related to, or to any Person or group who would reasonably be expected to make, any Takeover Proposal, (iii) engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Takeover Proposal, or (iv) approve, support, adopt, endorse or recommend any Takeover Proposal; provided, however, that, notwithstanding the foregoing, each Member or affiliate thereof may participate in discussions or negotiations with any person regarding a Takeover Proposal if, and solely to the extent that, the Seller Parties are permitted to engage in discussions or negotiations with such person regarding such Takeover Proposal pursuant to the Asset Purchase Agreement, in each case pursuant to the terms and conditions of Section 6.2 of the Asset Purchase Agreement (without giving effect to any amendment or modification of such provision after the date of this Agreement).

Waiver of Dissenters’ Rights

. Each Member hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect, any rights of dissent or appraisal in respect of the approval of the transactions contemplated by the Asset Purchase Agreement, or any other resolutions submitted to a member vote pursuant to the Asset Purchase Agreement or in furtherance of the transactions contemplated thereby, to the extent such Member is entitled to such rights under such Legal Requirement, and not to exercise any other securityholder rights or remedies available at common law or pursuant to the Delaware General Corporation Law or applicable securities laws.

4811-9223-8492\1

Further Assurances

. From time to time, at the other party’s written request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

Termination

. With respect to each Member, this Agreement shall remain in effect until the earliest to occur of: (a) the Closing Date; (b) the termination of the Asset Purchase Agreement in accordance with its terms; (c) automatically upon an Adverse Recommendation Change made by the Parent Board; or (d) the date on which this Agreement is terminated by the mutual written agreement of the Members and Buyer; provided, however, that the provisions of this Article V shall survive any termination of this Agreement; provided, further, that no such termination shall relieve any party hereto from any liability or damages incurred or suffered by a party resulting from a breach of any of the covenants or other agreements set forth in this Agreement.

Notices

. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed effectively given only when personally delivered, when received by facsimile or other electronic means (including e-mail of a PDF document) (with acknowledgement of receipt), or on the first Business Day after mailed if sent by overnight delivery via a reputable courier service, in each case, addressed as follows:

(a)if to Buyer, to:

Glacial Lakes Energy, LLC

301 20th Avenue P.O. Box 1323

Watertown, South Dakota 57201

Attention:  James A. Seurer

with a copy (not constituting notice) to:

Dorsey & Whitney LLP

50 South Sixth Street Suite 1500

Minneapolis, MN 55402

Attention:  Michael Weaver

(b)if to the Members, to:

Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, Massachusetts 02110

Attention: Joshua M. Nelson and Arthur B. Price

4811-9223-8492\1

Signatures; Counterparts

. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile or other electronically transmitted signature will be considered an original signature.

Entire Agreement

. This Agreement and, to the extent referenced herein, the Asset Purchase Agreement and the Transaction Documents, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.5.  Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(a)This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

(b)Each of the parties hereto irrevocably and unconditionally: (i) agrees that any action, suit or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, whether based in contract, tort or any other legal theory, shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in the United States District Court for the District of Delaware and the appropriate appellate courts therefrom); (ii) consents and submits to the exclusive personal jurisdiction and venue of such courts in any such action, suit or proceeding; (iii) waives, to the fullest extent permitted by law, and agrees not to assert, any claim, defense or objection to the venue of such courts (whether on the basis of forum non conveniens or otherwise); (iv) agrees that it will not attempt the removal or transfer of any such action, suit or proceeding to any other court, whether state or federal courts of the United States or the courts of any other country; and (v) consents to service of process on such party in the manner provided in Section 5.2 of this Agreement.

(c)Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in any Litigation directly or indirectly based upon, relating to arising out of this Agreement or any transaction or agreement contemplated hereby or the negotiation, execution or performance hereof or thereof. Each party certifies and acknowledges that: (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of Litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implication of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

4811-9223-8492\1

Amendment; Waiver

. This Agreement may only be amended or modified by a written instrument executed by Buyer and the Members. No failure or delay of any party to exercise any right or remedy given to such party under this Agreement or otherwise available to such party, or to insist upon strict compliance by the other party with its obligations under this Agreement, and no custom or practice of the parties in variance with the terms of this Agreement, shall constitute a waiver of any party’s right to demand exact compliance with the terms of this Agreement, unless such waiver is set forth in writing and executed by such party.

5.7.  Specific Performance.  The parties hereto acknowledge and agree that, subject to the provisions of this Section 5.7, irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 5.1, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 5.5, without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

Severability

. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Legal Requirement in a mutually acceptable manner.

Successors and Assigns; Third Party Beneficiaries

. Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any Member without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.10.  Disclosure. Prior to the first public disclosure of the existence and terms and conditions of this Agreement by Buyer or Parent or an Affiliate thereof, none of the Members shall disclose the existence of this Agreement or any details hereof or the possibility of the transactions contemplated by the Asset Purchase Agreement to any person other than such Member's directors, officers, employees, agents and advisors (provided, that the Member agrees to be responsible for any breach of such disclosure obligations by any of the foregoing).

Capacity as a Member

. Each Member makes its or its agreements and understandings herein solely in its capacity as the record holder and beneficial owner of the Covered Units.

4811-9223-8492\1

5.12.Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement will survive the termination of this Agreement pursuant to Section 5.1; provided, however, that notwithstanding the foregoing, the parties hereto acknowledge and agree that Buyer shall be entitled to exercise all rights and remedies with respect to any breach prior to and including the date of termination of this Agreement of the representations, warranties, covenants and agreements made by the Member, which breach (and all of the available remedies with respect thereto) shall expressly survive the termination of this Agreement.

5.13.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Member, and Buyer shall have no authority to exercise any power or authority to direct the Member in the voting of any of the Covered Units, except as otherwise provided herein.

[Remainder of this page intentionally left blank]

4811-9223-8492\1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

Glacial Lakes Energy, LLC
By
/s/ James A. Seurer
Name:James A. Seurer
Title:Chief Executive Officer

[Signature Page to Voting Agreement]

THOMAS H. LEE PARTNERS, L.P.

By:____/s/ Charles P. Holden__________

     Name:  Charles P. Holden

     Title:  Managing Director and Chief

            Financial Officer

[Signature Page to Voting Agreement]

THL HAWKEYE BLOCKER II CORP.

By:_/s/ Joshua Nelson_________________

     Name:  Joshua Nelson

     Title:  Treasurer

[Signature Page to Voting Agreement]

THL HAWKEYE BLOCKER III CORP.

By: /s/ Joshua Nelson____________________

     Name:  Joshua Nelson

     Title:  Treasurer

[Signature Page to Voting Agreement]

THL HAWKEYE BLOCKER V CORP.

By:_ /s/ Joshua Nelson__________________

     Name:  Joshua Nelson

                       Title:  Treasurer

[Signature Page to Voting Agreement]

Schedule A

Beneficial Ownership

Name of THL Fund	No. of Units Owned

THL Hawkeye Blocker II Corp.	7,891,972
THL Hawkeye Blocker III Corp.	556,596
THL Hawkeye Blocker V Corp.	56,656